NAME OF REGISTRANT
Franklin Mutual Series Funds
File No. 811-05387


Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

SHAREHOLDER RESPONSE SUMMARY REPORT
April 7, 2015
Franklin Templeton
Franklin Mutual Beacon Fund


				          % of Outstanding  % of Shares
		 Shares 	                Shares       Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For		               126,049,014.598 	49.349%	    76.963%
Against		                10,692,558.675   4.187%	     6.529%
Abstain		                 6,701,994.822 	 2.624%	     4.092%
Broker Non-Vote		        20,335,030.000 	 7.961%	    12.416%

TOTAL		               163,778,598.095 	64.121%	   100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For		               125,815,280.453 	49.258%	   76.820%
Against		                12,008,934.674 	 4.702%	    7.333%
Abstain		                 5,619,352.968 	 2.200%	    3.431%
Broker Non-Vote		        20,335,030.000 	 7.961%	   12.416%

TOTAL		               163,778,598.095 	64.121%	  100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:	       255,423,093.300

SHARES VOTED:	       163,778,598.095

PERCENT PRESENT:        64.121%


SHAREHOLDER RESPONSE SUMMARY REPORT
April 7, 2015
Franklin Templeton
Franklin Mutual European Fund


				% of Outstanding   % of Shares
		 Shares 		Shares	     Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For		59,020,144.792 	       48.527%	       75.146%
Against		 4,666,447.356 		3.837%		5.942%
Abstain		 2,464,057.493 		2.026%		3.137%
Broker Non-Vote	12,389,697.000 	       10.187%	       15.775%

TOTAL		78,540,346.641 	       64.577%	       100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For		58,670,522.323 	       48.239%	       74.701%
Against		 5,267,181.796 		4.331%		6.706%
Abstain		 2,212,945.522 		1.820%		2.818%
Broker Non-Vote	12,389,697.000 	       10.187%	       15.775%

TOTAL		78,540,346.641 		64.577%	      100.000%

5. To approve a new subadvisory agreement with Franklin Templeton Investment Management Limited.

For		60,400,001.608 	       49.662%	       76.903%
Against		 3,156,133.450 		2.595%		4.019%
Abstain		 2,594,514.583 		2.133%		3.303%
Broker Non-Vote	12,389,697.000 	       10.187%	       15.775%

TOTAL		78,540,346.641 		64.577%	      100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:	      121,622,221.702

SHARES VOTED:	       78,540,346.641

PERCENT PRESENT:        64.577%


SHAREHOLDER RESPONSE SUMMARY REPORT
April 7, 2015
Franklin Templeton
Franklin Mutual Global Discovery Fund


				% of Outstanding    % of Shares
		 Shares 		Shares		Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For		299,684,636.759 	38.509%	      71.930%
Against		 16,536,651.692 	 2.125%	       3.969%
Abstain		 14,324,696.219 	 1.841%	       3.438%
Broker Non-Vote	 86,088,151.000 	11.062%	      20.663%

TOTAL		416,634,135.670 	53.537%	     100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For	        296,242,951.498        38.067%	      71.103%
Against	         21,955,913.685 	2.821%	       5.270%
Abstain	         12,347,119.487 	1.587%	       2.964%
Broker Non-Vote  86,088,151.000        11.062%	      20.663%

TOTAL		416,634,135.670        53.537%	     100.000%

6C. If properly presented, a shareholder proposal submitted by Ms. Carol Haskell and Mr. Jonathan Seidel requesting that the
FMSF Board institute procedures to prevent holding investments in companies that, in the judgment of the FMSF Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.

For              60,800,050.959 	7.813%        14.593%
Against         250,220,585.137        32.153%	      60.058%
Abstain          19,525,348.574 	2.509%	       4.686%
Broker Non-Vote  86,088,151.000        11.062%	      20.663%

TOTAL		416,634,135.670	       53.537%	     100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:	       778,210,855.653

SHARES VOTED:	       416,634,135.670

PERCENT PRESENT:	53.537%


SHAREHOLDER RESPONSE SUMMARY REPORT
April 7, 2015
Franklin Templeton
Franklin Mutual International Fund


				% of Outstanding	% of Shares
		 Shares 		Shares		Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For		 3,854,542.686 	       58.854%	       66.490%
Against		   111,283.546 		1.699%		1.920%
Abstain		   130,156.324 		1.987%		2.245%
Broker Non-Vote	 1,701,159.000 	       25.974%	       29.345%

TOTAL		5,797,141.556 		88.514%	      100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For		3,774,596.423 	       57.633%	       65.111%
Against		  225,059.449 		3.436%		3.882%
Abstain		   96,326.684 		1.471%		1.662%
Broker Non-Vote	1,701,159.000 	       25.974%	       29.345%

TOTAL		5,797,141.556 		88.514%	      100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:	       6,549,348.407

SHARES VOTED:	       5,797,141.556

PERCENT PRESENT:       88.514%


SHAREHOLDER RESPONSE SUMMARY REPORT
April 7, 2015
Franklin Templeton
Franklin Mutual Quest Fund


				% of Outstanding     % of Shares
		 Shares 		Shares		Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For	        176,373,900.656 	48.035%	       70.035%
Against	         35,209,957.072          9.589%	       13.981%
Abstain	         11,899,917.168 	 3.241%	        4.725%
Broker Non-Vote  28,354,311.000 	 7.722%	       11.259%

TOTAL		251,838,085.896 	68.587%	      100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For	        177,804,732.457 	48.424%	       70.603%
Against	         35,154,797.690   	 9.575%	       13.959%
Abstain	         10,524,244.749 	 2.866%	        4.179%
Broker Non-Vote  28,354,311.000 	 7.722%	       11.259%

TOTAL		251,838,085.896 	68.587%	      100.000%

6D. If properly presented, a shareholder proposal submitted by Ms. Linda J. Weiner requesting that the FMSF Board institute procedures to prevent holding investments in companies that, in the judgment of the FMSF Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.

For	         59,143,151.926        16.107%	       23.485%
Against	        148,730,507.203        40.507%	       59.058%
Abstain	         15,610,115.767 	4.251%	        6.198%
Broker Non-Vote  28,354,311.000 	7.722%	       11.259%

TOTAL		251,838,085.896        68.587%	      100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:	      367,181,005.375

SHARES VOTED:	      251,838,085.896

PERCENT PRESENT:	68.587%


SHAREHOLDER RESPONSE SUMMARY REPORT
April 7, 2015
Franklin Templeton
Franklin Mutual Shares Fund


				% of Outstanding 	% of Shares
		 Shares 		Shares		Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For		263,762,507.124 	47.465%	       75.190%
Against		 28,206,425.878 	 5.077%		8.041%
Abstain		 15,683,971.044 	 2.822%		4.471%
Broker Non-Vote	 43,140,072.000 	 7.763%	       12.298%

TOTAL	        350,792,976.046 	63.127%	      100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For		265,703,280.262 	47.815%	       75.743%
Against		 28,666,780.641          5.159%		8.172%
Abstain		 13,282,843.143 	 2.390%		3.787%
Broker Non-Vote	 43,140,072.000 	 7.763%	       12.298%

TOTAL		350,792,976.046 	63.127%	      100.000%

6A. If properly presented, a shareholder proposal submitted by Mr. Robert S. Weiner requesting that the FMSF Board institute procedures to prevent holding investments in companies that, in the judgment of the FMSF Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.

For		 57,409,343.689 	10.331%	       16.365%
Against		232,847,625.434 	41.903%	       66.378%
Abstain		 17,395,934.923 	 3.130%	        4.959%
Broker Non-Vote	 43,140,072.000 	 7.763%	       12.298%

TOTAL		350,792,976.046 	63.127%	      100.000%

6B. If properly presented, a shareholder proposal submitted by Ms. Aya Betensky requesting that the FMSF Board institute procedures to prevent holding investments in companies that, in the judgment of the FMSF Board, substantially contribute to genocide or crimes against humanity, the most egregious violations of human rights.

For		58,358,211.038 	        10.502%	      16.636%
Against	       231,187,364.903 		41.603%	      65.904%
Abstain	        18,107,328.105 		 3.259%	       5.162%
Broker Non-Vote 43,140,072.000 		 7.763%	      12.298%

TOTAL	       350,792,976.046 		63.127%	     100.000%

				% of Outstanding     % of Shares
		 Shares 		Shares		Present

6E. If properly presented, a shareholder proposal submitted by Mr. William Rosenfeld requesting that the FMSF Board institute oversight procedures to screen out investments in companies that, in the judgment of the FMSF Board, substantially contribute to genocide, patterns of extraordinary and egregious violations of human rights, or crimes against humanity, in order to ensure that Franklin Templeton is an ethically managed company that respects the spirit of international law and is a responsible member of society.

For	        58,390,379.856 		10.508%		16.645%
Against	       231,716,667.275 		41.699%		66.055%
Abstain		17,545,856.915 		 3.157%		 5.002%
Broker Non-Vote	43,140,072.000 		 7.763%		12.298%

TOTAL	       350,792,976.046 		63.127%	       100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:	      555,693,510.719

SHARES VOTED:	      350,792,976.046

PERCENT PRESENT:	63.127%


SHAREHOLDER RESPONSE SUMMARY REPORT
May 18, 2015
Franklin Templeton
Franklin Mutual Financial Services Fund


				% of Outstanding     % of Shares
		 Shares 		Shares		Present

2. To approve an amendment to the current fundamental investment restriction regarding investments in commodities.

For	       10,423,301.781 	   42.496%	       68.106%
Against		  866,294.955 	    3.532%		5.660%
Abstain		  655,492.145 	    2.672%		4.283%
Broker Non-Vote 3,359,449.000 	   13.696%	       21.951%

TOTAL	       15,304,537.881 	   62.396%		100.000%

3. To approve the use of a "manager of managers" structure whereby the Fund's investment manager would be able to hire and replace subadvisers without shareholder approval.

For	       10,397,272.780 	   42.389%	       67.936%
Against	        1,054,494.535 	    4.300%		6.890%
Abstain	          493,323.566 	    2.011%		3.223%
Broker Non-Vote 3,359,447.000 	   13.696%	       21.951%

TOTAL	       15,304,537.881 	   62.396%	      100.000%





FUND TOTALS:		 SHARES

RECORD TOTAL:		24,527,975.364

SHARES VOTED:		15,304,537.881

PERCENT PRESENT:		62.396%